Exhibit (j)
CNA INCOME SHARES, INC.
DOMESTIC CUSTODY AGREEMENT

To:       THE CHASE MANHATTAN BANK
          3 Chase MetroTech Center, 6th Floor
          Brooklyn, New York  11245

Gentlemen:

          We hereby request you to open and to maintain on your records a Custody Account in our name as entitlement holder and to credit to such account financial assets (hereinafter defined) and cash as our securities intermediary upon the following terms and conditions.

          Financial assets credited to the Custody Account shall be segregated at all times from , and shall not become part of, your proprietary assets.

          All such financial assets shall be either maintained by you or deposited into a securities depository through one or more agents who shall be banks or trust companies and shall be qualified to act as custodians for investment companies.

          DEFINITIONS. As used herein, the following terms shall have the meaning hereinafter stated:


          "Agreement" means this Domestic Custody Agreement.

          "Custody Account" means, each securities account on your records to which a financial asset and cash are or may be credited pursuant to this Agreement.

          "entitlement holder" means the person on the records of a securities intermediary as the person having a security entitlement against the securities intermediary.

          "financial assets" means securities. As the context requires a financial asset means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated security, a security certificate, or a securities entitlement.

          "securities" means stocks, bonds, rights, warrants and other negotiable and non-negotiable paper issued in certificated ("certificated securities") or book entry form ("uncertificated securities") and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to you for the Custody Account.

          "securities entitlement" means the rights and property interest of a entitlement holder with respect to a financial asset as set forth in
          Part 5 of the Uniform Commercial Code.

          "securities intermediary" means, you, The Chase Manhattan Bank, a Depository, and any other financial institution which in the ordinary course of business maintains securities accounts for others and acts in that capacity.

          "Uniform Commercial Code" means the Uniform Commercial Code of the State of New York.

          TRANSACTIONS. Unless you receive contrary written instructions from us, and subject to the provisions of this Agreement, you are authorized:

          (a) to receive all interest and dividends payable on the financial assets credited to the Custody Account and credit such interest and dividends to the Custody Account (except as hereinafter set forth in the section entitled "Miscellaneous");

          (b) to credit to the Custody Account all proceeds received from sales and redemptions of financial assets credited to the Custody Account;

          (c) to debit cash from the Custody Account for the cost of acquiring financial assets for the Custody Account as provided in this Agreement;

          (d) to present financial assets (including coupons) for payment upon maturity, when called for redemption and when income payments are due;

          (e) to exchange financial assets for other financial assets where the exchange is purely ministerial as, for example, the exchange of financial assets in temporary form for financial assets in definitive form or the mandatory exchange of financial assets;

          (f) to sell financial assets with fractional interests resulting from a stock split or a stock dividend and to credit the Custody Account with the proceeds thereof;

          (g) to convert moneys received with respect to financial assets of foreign issue into United States dollars whenever it is practical to do so through customary banking channels. In effecting such conversion you may use any method or agency available to you, including the facilities of your own divisions, subsidiaries or affiliates. You shall incur no liability on account of any loss suffered or expense incurred as a result of such conversion, including, without limitation, losses arising from fluctuations in exchange rates affecting any such conversion;

          (h) to execute in our name, whenever you or your agents deem it appropriate, such ownership and other certificates as may be required to obtain payments with respect to, or to effect the sale, transfer or other disposition of, financial assets in the Custody Account and to guarantee as our signature the signature so affixed; and

          (i) to receive and hold in the Custody Account financial assets which have transfer limitations imposed upon them by the Securities Act of 1933, as amended.

          INSTRUCTIONS. You are hereby authorized to rely and act upon all written instructions which you believe in good faith to have been given by any two persons from the following classes of officers ("Authorized Officers") and individuals of our company:

               1.   The Chairman of the Board
               2.   The President
               3.   Any Vice President
               4.   The Secretary
               5.   The Treasurer
               6.   The Assistant Treasurer or the Assistant Secretary
               7. Such other individuals who may be authorized in writing to you (a copy of which shall be delivered to you) by any two of the above Authorized Officers named in the Classes 1 to 6 inclusive, both of whom may be in Class 3 and both of whom may not be in Class 6.

          You will be entitled to rely conclusively on any certificate of the Secretary or an Assistant Secretary of ours concerning the individuals duly elected to the offices listed above and on any certificate of any two Authorized Officers in Classes 1 to 6 inclusive authorizing any other individuals to give instructions (i) that the persons listed on such certificates and any persons added from time to time by supplemental certificates of the Secretary or any two Authorized Officers in Classes 1, 2, 3, 5 and 6 hereof, remain so authorized until you have received notice from us of the termination of the authority of any such individuals, and (ii) that any supplemental instructions or amendments to this Agreement, signed by any two Authorized Officers in Classes 1 to 6 inclusive are duly authorized and valid.

          We will give you signature lists for all individuals authorized to sign written instructions to transfer funds from the Custody Account and to sign written instructions to sell, assign, transfer, deliver, purchase or receive financial assets for the Custody Account (the "Authorized Representatives").

          We may give you original written instructions signed in accordance with the foregoing provisions. You may also rely and act upon original written instructions which bear or purport to bear the facsimile signatures of any of the Authorized Representatives or Authorized Officers regardless of by whom or by what means the actual or purported facsimile signatures thereon may have been affixed thereto if such facsimile signatures resemble the facsimile specimens from time to time furnished to you by any of such Authorized Officers as set forth above.

          In addition, you may rely and act upon written instructions received by you by facsimile transmission which you believe in good faith to have been given by Authorized Representatives; or electronic instructions transmitted electronically through your Geopac data entry system or any similar or successor electronic instruction system acceptable to you which are transmitted with proper testing or authentication pursuant to terms and conditions which you may specify from time to time in writing to us. You shall incur no liability to us or otherwise as a result of any act or omission by you in accordance with instructions on which you are authorized to rely pursuant to the provisions of this paragraph. You shall incur no liability for refraining from acting upon any instructions which for any reason you, in good faith, are unable to verify to your own satisfaction.

          The term "instruction" whether written or electronic, includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all financial assets or to transfer funds held in the Custody Account. You may deliver financial assets upon our instructions as set forth herein only against payment therefore and your delivery orders shall note that the financial assets are being delivered for our account, except that you may only accept an original written instruction if the instruction is to deliver financial assets free of any payment.

          Funds may be transferred from the Custody Account only upon our instructions specifying the amount of payment and the payee: (i) against receipt of financial assets for our account, by you or your agent in good deliverable form or registered in our name, or to your account or the account of your agent at a Depository, such transactions being effected upon written instructions being signed by two Authorized Representatives or by electronic instruction;
(ii) to a properly authorized account of ours or our affiliate under repetitive wire instructions we will provide you, signed by any two Authorized Representatives; (iii) to a properly authorized account of ours or our affiliate with you or your affiliates signed by any two Authorized Representatives, or
(iv) to any properly authorized account of ours at a brokerage firm which is specified in an original written instruction signed by any two Authorized Representatives. A "properly authorized account" as used herein means an account which has been designated to you in writing, signed by any two Authorized Officers from Classes 1 through 6 hereof. With respect to instructions received hereunder to transfer funds from the Custody Account ("payment orders"), we agree to implement any callback or other authentication method or procedure or security device required by you at any time or from time to time. In executing or paying a payment order you may rely upon the identifying number (e.g., Fedwire routing number or account number), or any party as instructed in the payment order. We assume full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to you in our name by Authorized Representatives .

          Unless otherwise expressly provided, all authorizations and instructions shall continue in full force and effect until canceled or superseded by subsequent authorizations or instructions received by your safekeeping account administrator with reasonable opportunity to act thereon. Your authorization to rely and act upon instructions pursuant to this paragraph shall be in addition to, and shall not limit, any other authorization which we may give you regarding our accounts with you.

          We agree that, if you require test arrangements, authentication methods or procedures or other security devices to be used with respect to instructions which we may give hereunder, thereafter instructions given by us shall be given and processed in accordance with terms and conditions for the use of such arrangements, methods or procedures or devices as you may put into effect and modify from time to time. We shall safeguard any identification codes or other security devices which you make available to us and agree that we shall be responsible for any loss, liability or damage incurred by you or by us as a result of your acting in accordance with instructions from any unauthorized person using the proper security device.

          If you are instructed by us to purchase or sell financial assets for the Custody Account you may enter purchase and sale orders and confirmations, and perform any other acts incidental or necessary to the performance thereof with brokers or dealers or similar agents selected by you, including any broker or dealer or similar agent affiliated with you, for our account and risk in accordance with accepted industry practices in the relevant market.

          Except as may be provided otherwise in this Agreement, you are authorized to execute our instructions and take other actions pursuant to this Agreement in accordance with your customary processing practices for customers similar to us and, in accordance with such practices, you may retain agents, including The Chase Manhattan Bank and any other subsidiaries or affiliates of yours, to perform any of your duties and responsibilities under this Agreement.

          In acting upon instructions to deliver financial assets against payment, you and your agents are authorized, in accordance with customary securities processing practices, to deliver such financial assets to the purchaser thereof or dealer therefor (including to an agent for any such purchaser or dealer) against a receipt, with the expectation of collecting payment from the purchaser, dealer or agent to whom the financial assets were so delivered before the close of business on the same day.

          REGISTRATION. Unless you receive contrary instructions from us, you and your agents are authorized to keep financial assets in certificated or uncertificated form registered in your name or your agents' names or in the names of your or your agents' nominee or nominees or, where financial assets are eligible for deposit in a Depository (hereinafter defined), you may, and are hereby authorized to, use any such Depository and permit the registration of registered financial assets in the name of its nominee or nominees. We agree to hold you and the nominees harmless from any liability resting solely on their status as holders of record. We shall accept the return or delivery of financial assets of the same class and denomination as those deposited with you by us or otherwise received by you for the Custody Account, and you need not retain the particular certificates so deposited or received. "Depository" shall mean a federal reserve bank and any "clearing corporation" as defined in the Uniform Commercial Code.

          If any of our financial assets registered in your or your agent's name or the name of your or your agent's nominee or credited to your or your agent's securities account with a Depository and registered in the name of the Depository's nominee are called for partial redemption by the issuer of such financial assets, you are authorized to allot the called portion to the respective entitlement holders of the financial assets in any manner deemed to be fair and equitable by you in your sole discretion.

          STATEMENTS. You shall notify us daily of each financial asset transaction effected for the Custody Account and of income on and redemptions of financial assets credited to the Custody Account, as well as furnish us a listing of such financial assets, at such times upon which you and we mutually agree. Periodic statements shall be rendered to us as we may reasonably require, but not less frequently than monthly. You shall at all times maintain proper books and records that shall identify us as the entitlement holder of such financial assets. Your books and records relating to the Custody Account shall be available for inspection upon reasonable notice to you during your regular business hours by duly authorized officers, employees, or agents of ours, or by legally authorized regulatory officials who are then in the process of reviewing our financial affairs upon proof to you of such official status. You agree to use reasonable efforts to maintain records sufficient to enable us to determine and verify information concerning the financial assets held for our account. You agree to furnish, upon our request or the request of the Insurance Department of any state in which we are licensed to do business, a verification certificate in sufficient detail to permit adequate identification of the financial assets belonging to us as entitlement holder and held by you under the terms of this Agreement. Such certificate shall be signed by a responsible official of yours and furnished to the requester, with a copy to us if the requester is the Insurance Department.

          Unless we shall send to you a written exception or objection to any statement of account within 60 days of our receipt of such statement from you, we shall be deemed to have approved such statement. In such event, or where we have otherwise approved such statement, you shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where we and all persons having or claiming an interest in the Custody Account were parties.

          CORPORATE ACTIONS. You shall send us such proxies (signed in blank, if issued in your name or the name of your nominee or a nominee of a Depository) and communications with respect to financial assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by you for forwarding to customers. In addition, you shall follow coupon payments, redemptions, exchanges or similar matters with respect to financial assets in the Custody Account and advise us of rights issued, tender offers or any other discretionary rights with respect to such financial assets, in each case, of which your or your agents' central corporate actions department receives notice from the issuer or from the Depository in which such financial assets are maintained or notice published in publications and reported in reporting services routinely used by you or your agents for this purpose.

          CUSTODIAN RESPONSIBILITY. You shall be obligated to indemnify us for any loss of financial assets received for, and credited to, the Custody Account resulting from (i) the negligence or willful misconduct of you or your officers, employees or agents (including any Depository retained by you for such financial assets) or (ii) the burglary, robbery, hold-up, theft or mysterious disappearance, including loss by damage or destruction. In the event of a loss of financial assets for which you are required to indemnify us pursuant to the immediately preceding sentence, at your option, you shall promptly replace such financial assets (by among other means posting appropriate security or bond with the issuer(s) of such financial assets and obtaining their reissue) or the value thereof (determined based upon the market value of the financial assets which are the subject of such loss as of the date of the discovery of such loss) and the value of any loss of rights or privileges resulting from the loss of such financial assets. The foregoing indemnity shall be your exclusive liability to us for your loss of financial assets held for the Custody Account. In respect of all your other duties and obligations pursuant to the terms of this Agreement, you shall be liable to us only to the extent of our general damages suffered or incurred as a result of any act or omission of you or your officers, employees or agents which constitutes negligence or willful misconduct. General damage shall mean only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of ours or of any transaction, whether or not you have been advised of any such special conditions or circumstances. Anything in this Agreement to the contrary notwithstanding, in no event shall you be liable to us under this Agreement for special, indirect or consequential loss or damage of any kind whatsoever, whether or not you are advised as to the possibility of such loss or damage and regardless of the form of action any such loss or damage may be claimed.

          All collection and receipt of funds or financial assets and all payment and delivery of funds or financial assets under this Agreement shall be made by you as our agent, at our risk with respect to our actions or omissions and those of persons other than you, including, without limitation, the risk associated with the securities processing practice of delivering financial assets against a receipt and the risk that the counterparty in any transaction into which we enter will not transfer funds or financial assets or otherwise perform in accordance with our expectation of its obligations thereunder (including, without limitation, where, as a result of such nonperformance, a Depository reverses, or requires repayment of, any credit given in connection with the transfer of financial assets).

          In no event shall you or your agents be responsible or liable for any loss due to forces beyond your control, including, but not limited to, acts of God, flood, fire, nuclear fusion, fission or radiation, war (declared or undeclared), terrorism, insurrection, revolution, riot, strikes or work stoppages for any reason, embargo, closure or disruption of any market, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement, inability to obtain equipment or communications facilities or the error in transmission of information caused by any machines or systems or the failure of equipment or interruption of communications facilities, and other causes whether or not of the same class or kind as specifically named above. In the event that you are unable substantially to perform for any of the reasons described in the immediately preceding sentence, you shall so notify us as soon as reasonably practicable.

          We understand you maintain for your own benefit Bankers' Blanket Bond insurance coverage with respect to the financial assets you hold in custody. Furthermore, such insurance is maintained with standard coverage and subject to deductibles as is customary for insurance typically maintained by banks which act as custodians. You will continue to maintain such insurance so long as we maintain our Custody Account with you. You will provide us with such information as we may reasonably request, and which you customarily provide to your custody clients, regarding such insurance coverage you maintain. Should we learn that you have terminated or changed your insurance coverage with respect to custodied securities you hold, our sole remedy, if we elect to exercise it, shall be to terminate this Agreement as set forth herein.

          You and your agents shall be responsible for only those duties expressly stated in this Agreement or expressly contained in instructions to perform the services described herein given to you pursuant to the provisions of this Agreement and accepted by you and, without limiting the foregoing, you and your agents shall have no duty or responsibility:

          (a) to supervise the investment of, or make recommendations with respect to the purchase, retention or sale of, financial assets relating to the Custody Account, or to maintain any insurance on financial assets in the Custody Account for our benefit;

          (b) with regard to any financial assets in the Custody Account as to which a default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action with respect to such default;

          (c) except as otherwise specifically provided in this section under the heading "Custodian Responsibility", for any act or omission, or for the solvency or insolvency, or notice to us of the solvency or insolvency, of any broker or agent which is selected by you with reasonable care or by us or any other person to effect any transaction for the Custody Account or to perform any service under this Agreement;

          (d) to evaluate, or report to us regarding, the financial condition of any person, firm or corporation to which you deliver financial assets or funds pursuant to this Agreement;

          (e) for any loss occasioned by delay in the actual receipt of notice by you of any payment, redemption or other transaction in respect to which you and your agents are authorized to take some action pursuant to this Agreement; or

          (f) for any errors or omissions made by any securities pricing services used by you or your agents to value financial assets credited to the Custody Account as part of any service subscribed to by us from you.

          SETTLEMENTS. We agree with you that all credits of financial assets and proceeds by you to the Custody Account on the settlement or payable date shall be provisional when made and you shall be entitled to reverse any such credits subject to actual receipt or collection of immediately available funds.

          We shall have sufficient immediately available funds each day in the Custody Account to pay for the settlement of all financial assets delivered against payment to you and your agents and credited to the Custody Account. Should we fail to have sufficient immediately available funds in the Custody Account to settle these deliveries of financial assets pursuant to the preceding sentence (a "Deficit"), you, in your sole discretion, may elect (i) to reject the settlement of any or all of the financial assets delivered to you that day to the Custody Account, (ii) to settle the deliveries on our behalf and debit the Custody Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by you for our failure to have sufficient immediately available funds in the Custody Account by the applicable settlement deadline for you, or (iii) to reverse the posting of the financial assets credited to the Custody Account.

          You and your agents shall have the right upon 48 hours notice to us, to reverse any erroneous entries or provisional credit entries for cash to the Custody Account retroactively to the date upon which the correct entry, or no entry, should have been made.

          The foregoing rights are in addition to and not in limitation of any other rights or remedies available to you under this Agreement or otherwise. Any advances made by you or your agents to us in connection with the purchase, sale, redemption, transfer or other designation of financial assets or in connection with disbursements of funds to any party, which create or result in an overdraft in the Custody Account shall be deemed a loan to us, payable on demand, and subject to the terms of a netting agreement we may have with you, bear interest on the amount of the loan each day that the loan remains unpaid at The Chase Manhattan Bank's prime rate in effect as announced by it from time to time, plus one percent (unless another rate has been separately agreed upon between you and us) plus the cost of any required reserves. If you or your agents determine that daylight overdraft charges from the Federal Reserve Bank incurred by you or your agents, and relating to transactions effected for custody accounts maintained by you or them, will be charged to custody account clients, you agree to give us 30 days prior notice, and we agree to bear the portion of any such overdraft charges allocated to transactions effected for the Custody Account.

          No prior action or course of dealing on the part of you or your agents with respect to the settlement of financial assets transactions on our behalf shall be used by or give rise to any claim or action by us against you or your agents for your or their refusal to pay or settle for a securities transaction we have not timely funded as required herein.

          RESPONSIBLE AS PRINCIPAL. We agree that we shall be responsible to you as a principal for all of our obligations to you arising under or in connection with this Agreement, notwithstanding that we may be acting on behalf of other persons, and we warrant our authority to deposit in the Custody Account any financial assets and funds which you or your agents receive therefor and to give instructions relative thereto. We further agree that you shall not be subject to, nor shall your rights and obligations with respect to this Agreement and the Custody Account be affected by, any agreement between us and any such person.

          CREDITING AND DEBITING PROCEDURES. With respect to all transactions for the Custody Account, including, without limitation, dividend and interest payments and sales and redemptions of securities, availability of funds credited to the Custody Account shall be based on the type of funds used in the trade settlement or payment, including, but not limited to, same day availability for federal or same day funds and next business day availability for clearing house or next day funds. Furthermore, with respect to all purchases and sales of financial assets for the Custody Account, the proceeds from the sale of financial assets shall be credited to the Custody Account on the date proceeds are received by you and the cost of financial assets purchased shall be debited to the Custody Account on the date securities are received by you, unless we request your contractual settlement service for the Custody Account in which case the following provisions shall apply with respect to the delivery and receipt of financial assets for the Custody Account for those financial assets and transactions as to which you customarily offer this service.

          (a) When we instruct you to deliver or receive financial assets, on the contractual settlement date you shall credit the Custody Account with the expected proceeds of the transaction and debit the Custody Account for the financial assets which we have instructed you to deliver, in the case of deliveries, and debit the Custody Account for the cost of the financial assets which we have instructed you to receive and credit the Custody Account with such financial assets, in the case of receives. These credits and debits are provisional accounting entries which you shall reverse on our written instructions and which you may reverse, even in the absence of instructions from us, if the transaction with respect to which they were made fails to settle within a reasonable period, determined by you in your discretion, after the contractual settlement date, except that if you deliver financial assets which are returned by the recipient thereof, you may reverse such credits and debits at any time. You have no obligation to use this crediting and debiting procedure with respect to a delivery of financial assets if we do not have actually in our account sufficient financial assets to make the delivery.

          (b) As with other transactions processed by you, your responsibility with respect to transactions for which you use this crediting and debiting procedure shall be governed by the provisions of this Custody Agreement, including the section headed "Custodian Responsibility". We agree that your using this procedure is not an assurance by you that the transaction will actually settle on the contractual settlement date and does not impose any additional responsibility on you with respect to the transaction. Without limiting your right to reverse credits and debits described above, the account statements which you furnish to us shall reflect transactions as to which you use this procedure as if they had actually settled on the contractual settlement date, unless prior to the date to which the statement relates, you have reversed such credits and debits.

          (c) We agree that you may terminate this contractual settlement service to us at any time and for any reason.

          With respect to financial assets or transactions as to which you do not customarily offer this service, you shall (i) in the case of deliveries of financial assets, credit the proceeds of the transaction to the Custody Account on the date they are received by you and debit the financial assets from the Custody Account on the date they are delivered by you, and (ii) in the case of financial assets received, debit the Custody Account for the cost of such financial assets and credit the Custody Account with such financial assets on the date the financial assets are received by you.

          TAXES. Unless we have certified to you our U.S. tax identification number as provided for below, we shall deliver promptly to you with respect to each Custody Account established under this Agreement, two duly completed and executed copies of the proper United States Internal Revenue Service forms: (i) Form W-9, if we are a U.S. citizen or resident person; and (ii) if we are a nonresident person, Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), certifying our status as a nonresident person, and that we are entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. We agree to provide duly executed and completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by us to you. We further agree to pay, indemnify, and hold you and your agents harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, you or them (i) to pay, withhold or report any Federal, state or foreign taxes imposed on, or in respect of, the property held in the Custody Account, or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Custody Account, whether such failure or delay by you to pay, withhold or report tax or income is a result of (x) our failure to comply with the terms of this sub-paragraph, or (y) your own acts or omissions; provided, however, we shall not be liable to you for any penalty or additions to tax due as a result of your or your agents failure to pay or withhold tax or to report to us interest, dividend or other income paid or credited to the Custody Account solely as a result of your or their negligent acts or omissions.

          We hereby certify that 36-2765811 is our correct tax identification number.

          OTHER ACCOUNTS. From time to time we may instruct you to open and maintain more than one Custody Account for us. Unless we and you otherwise expressly agree, such accounts will be governed by the provisions of this Agreement.

          FEES, INDEMNIFICATION. We agree to pay you compensation for your services pursuant to this Agreement at the fees of which you shall notify us from time to time. Notwithstanding the preceding sentence, you agree that all fees related to the Custody Account shall remain fixed for a period of three years, beginning November 1, 1996. All such compensation shall be paid by us within 30 days from our receipt of your invoice. We also agree to hold you and your officers, employees and agents harmless from, and to indemnify and reimburse you and them for, all claims, liabilities, losses, damages and expenses (including out-of-pocket and incidental expenses and legal fees) incurred by you or them in connection with or relating to the Custody Account or your acting under this Agreement, provided that you or they, as the case may be, have not acted with negligence or willful misconduct with respect to the events resulting in such claims, liabilities, losses, damages or expenses.

          You shall provide us with an itemized invoice for your services at the end of each month until such time as you and we agree to a quarterly invoice. You will mail such invoices until further notice from us to the following address:

                    Secretary
                    CNA Income Shares, Inc.
                    CNA Plaza 23-South
                    Chicago, Illinois  60685

          SET-OFF. You may, without prior notice to us, setoff any sums held for us or standing to the credit of any of our cash accounts with you or your affiliate, The Chase Manhattan Bank, in or towards the satisfaction of any amounts advanced by you to us or on our behalf in respect of financial assets transferred from or credited to our Custody Accounts under this Agreement, notwithstanding that the accounts may be maintained at different branches of yours or your affiliate and may not be expressed in the same currency.

          TERMINATION. Either party may terminate this Agreement at any time upon thirty days written notice. Our obligations pursuant to the paragraphs under the headings "Registration", "Settlements", "Liens", "Fees,
Indemnification" and "Taxes" shall survive the termination of this Agreement.

          NOTICES. Notices with respect to termination, any disputes hereunder, specification of Authorized Officers and terms and conditions for instructions required hereunder shall be in writing, and shall be deemed to have been duly given if delivered personally, by courier service or by mail, postage prepaid, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

               To us at:      Secretary
                              CNA Income Shares, Inc.
                              CNA Plaza - 23 South
                              Chicago, Illinois  60685

          Other Communications. You should send us other communications to the following addresses:

                              Monthly Statements:

                              Secretary
                              CNA Income Shares, Inc.

                              CNA Plaza - 23 South
                              Chicago, Illinois  60685

                              Periodic Asset Lists:

                              Secretary
                              CNA Income Shares, Inc.
                              CNA Plaza - 23 South
                              Chicago, Illinois  60685

                              Annual Reports, Proxies and Other Materials:

                              Secretary
                              CNA Income Shares, Inc.
                              CNA Plaza - 23 South
                              Chicago, Illinois  60685

          To you, to the attention of the individual designated by you as the safekeeping account administrator for our account, at:

                              The Chase Manhattan Bank
                              Worldwide Insurance Securities Services
                              3 Chase MetroTech Center, 6th Floor
                              Brooklyn, New York 11245

          GOVERNING LAW, SUCCESSORS AND ASSIGNS, HEADINGS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on our and your respective successors and assigns. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

          PRIOR PROPOSALS. This Agreement (including any Riders relating to additional services in respect of the Custody Account we may request of you) shall contain the complete agreement of the parties hereto with respect to the Custody Account (except as may be expressly provided to the contrary herein) and supersedes and replaces any previously made proposals, representations, warranties or agreements with respect thereto by either or both of the parties hereto. This Agreement shall become effective upon execution hereof by us and acceptance by you.

          SEPARABILITY. Any provisions of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          RESERVATION OF RIGHT. You shall have the right not to accept for deposit to the Custody Account any financial assets which are in a form or condition which you, in your sole discretion, determine not to be suitable for the services you provide under this Agreement.

          Your rights and remedies under this Agreement are in addition to, and not in limitation of, any other rights and remedied available to you under applicable law.

          ADDITIONAL DUTIES. If we shall ask you to perform duties or responsibilities not specifically set forth in this Agreement and you choose to perform such additional duties or responsibilities, you shall use reasonable care and you shall be entitled to all the protective provisions (including but not limited to limitation of liability and indemnification) set forth herein.

          COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.

          MISCELLANEOUS. You will send to us all reports you receive from a Depository or the Federal Reserve book-entry system concerning their respective systems of internal accounting control. Upon our request, you will send the annual report (SAS 70 Report) prepared by your external auditors or your systems of internal accounting control of custodied financial assets.

          You are not authorized to disclose, and will not disclose our name, address or securities position to a requester of such information, except where you, (a) are required to do so by our regulator or a regulator of yours, or by a subpoena or other order from a court of competent jurisdiction, or (b) you receive explicit approval from any one of the individuals identified in the clauses 1 to 6 in the Instructions section of this Agreement.

This Agreement shall be effective as of November 26, 1996.


                                    CNA INCOME SHARES, INC.


                                    By: /s/ Richard W. Dubberke
                                        ---------------------------------
                                           Richard W. Dubberke
                                    Title: Vice President and Treasurer


                                    By: /s/ Marilou R. McGirr
                                        ----------------------------------
                                           Marilou R. McGirr
                                    Title: Vice President


Accepted by:
THE CHASE MANHATTAN BANK

By:  /s/ Barbazra Barrett
    -----------------------------------

Title: Vice President

                              GLOBAL CUSTODY RIDER

                                       TO

                           DOMESTIC CUSTODY AGREEMENT



          We hereby request you, The Chase Manhattan Bank ("CMB"), to provide to us, Global Custody Services subject to the terms of our Domestic Custody Agreement (the "Agreement") with you, and the terms herein. If there is any conflict between the terms in our Domestic Custody Agreement and the terms in this Rider with regard to your providing Global Custody Services to us, the terms of this Rider shall govern. The terms of this Rider shall be effective as of the date you commence to provide Global Custody Services to us.

1.        MAINTENANCE OF SECURITIES AND CASH OUTSIDE THE UNITED STATES.

          Unless our instructions specifically require another location acceptable to CMB:

          (a) securities shall be held in the country or other jurisdiction in which the principal trading market for such securities are located, where such securities are to be presented for payment or where such securities are acquired; and

          (b) cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

          Cash may be held pursuant to instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent CMB can comply with our instructions to CMB, CMB is authorized to maintain cash balances on deposit for us with CMB or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as we may direct, if acceptable to CMB.

          If we wish to have any of the securities held in the custody of an institution other than the established Subcustodians as defined in Section 2 hereof (or their securities depositories), such arrangement must be authorized by a written agreement, signed by CMB and us.

2.        SUBCUSTODIANS AND DEPOSITORIES.

          CMB may act under this Rider through its global network of subcustodians listed in Schedule A hereto with which CMB has entered into subcustodial agreements ("Subcustodians"). We authorize CMB to hold securities recorded to the Custody Account in accounts which CMB has established with one or more of its branches or Subcustodians. CMB and Subcustodians are authorized to hold any of the securities in its accounts with any Depository in which CMB or they participate.

          CMB may add new, replace or remove Subcustodians. We shall be given at least 30 days notice by CMB of any amendment to Schedule A. Upon our request, CMB shall identify the name, address and principal place of business of any Subcustodian of our securities and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

          With respect to securities maintained outside the United States as set forth in Section 1 hereof, "Depositories" shall mean a securities depository or clearing agency which operates a system for the central holding of securities or any equivalent book entries in that country or a securities depository or clearing corporation that operates a transnational system for central holding of securities or equivalent book entries in the country or a "Compulsory Depository." A Compulsory Depository shall mean an eligible foreign custodian:
(a) the use of which is mandatory because (1 ) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices.

3.        USE OF SUBCUSTODIAN.

          (a) CMB shall identify the securities on its books as belonging to us.

          (b) A Subcustodian shall hold our securities together with securities belonging to other of CMB's customers in accounts identified on such Subcustodian's books as for the exclusive benefit of CMB customers.

          (c) Any securities in the accounts held by a Subcustodian shall be subject only to the instruction of CMB or CMB's agent. Any securities held in a Depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

          (d) Any agreement CMB enters into with a Subcustodian for holding CMB's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by us with any particular Subcustodian.

4.        GLOBAL SECURITIES ACCOUNT TRANSACTIONS.

          (a) Securities shall be transferred, exchanged or delivered by CMB or a Subcustodian upon receipt by CMB of instructions which include all information required by CMB. Settlement and payment for securities received for, and delivery of securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of securities out of the Custody Account may be made in any manner specifically required by our instructions acceptable to CMB.

          All collections of funds or other property paid or distributed in respect of securities in the Custody Account shall be made at our risk. CMB shall have no liability for any loss occasioned by delay in the actual receipt of notice by CMB or by Subcustodians of any payment, redemption or other transaction regarding securities in the Custody Account in respect of which CMB has agreed to take any action under the Agreement.

5.        CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

          (a) Corporate Actions. Whenever CMB receives information concerning the securities which requires discretionary action by the beneficial owner of the securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), CMB shall give us notice of such Corporate Actions to the extent that CMB's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

          When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, CMB shall use its reasonable best efforts to obtain instructions from us or an Authorized Individual, but if instructions are not received in time for CMB to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, CMB is authorized to sell such rights entitlement or fractional interest and to credit the Custody Account with the proceeds or take any other action CMB deems, in good faith, to be appropriate in which case CMB shall be held harmless for any such action.

          (b) Proxy Voting. CMB shall provide proxy voting services, if elected by us, in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by CMB, or, in whole or in part, by one or more third parties appointed by CMB (which may be its affiliates); provided that CMB shall be liable for the performance of CMB and any such third party to the same extent as CMB would have been if CMB performed such services itself.

          (c)     Tax Reclaims.

          (i) Subject to the provisions hereof, CMB shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable country in respect of income payments on securities for our benefit which CMB believes may be available to us.

          (ii) The provision of tax reclaim services by CMB is conditional upon CMB receiving from us or to the extent beneficially owned by others, the beneficial owner, of securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from CMB). We acknowledge that, if CMB does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. We shall provide to CMB such documentation and information as CMB may require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. We undertake to notify CMB immediately if any such information requires updating or amendment.

          (iii) CMB shall not be liable to us or any third party for any taxes, fines or penalties payable by CMB or us, and shall be indemnified accordingly whether these result from the inaccurate completion of documents by us or any third party, or as a result of the provision to CMB or any third party of inaccurate or misleading information or the withholding of material information by us or any other third party, or as a result of any delay of any revenue authority or any other matter beyond CMB's control.

          (iv) We confirm that CMB is authorized to deduct from any cash received or credited to the Custody Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

          (v) CMB shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to us from time to time and CMB may, by notification in writing, at your absolute discretion, supplement or amend the countries in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, CMB shall have no responsibility with regard to our tax position or status in any jurisdiction.

          (vi) We confirm that CMB is authorized to disclose any information requested by any revenue authority or any governmental body in relation to us or the securities and/or cash held for us.

          (vii) Tax reclaim services may be provided by CMB or, in whole or in part, by one or more third parties appointed by CMB (which may be your affiliates); provided that CMB shall be liable for the performance of any such third party to the same extent as CMB would have been if CMB performed such services itself.

6.        NOMINEES.

          Securities which are ordinarily held in registered form may be registered in a nominee name of CMB, Subcustodian or Depository, as the cases may be. CMB may, without prior notice to us, cause any such securities to cease to be registered in the name of any such nominee and to be registered in our name. We agree to hold CMB, Subcustodian, Depository and CMB's and their respective nominees harmless from any liability arising directly or indirectly from CMB's or their status as a mere record holder of securities in the Custody Account.

7.        STANDARD OF CARE.

          CMB shall be liable to us for any loss which shall occur as the direct result of the failure of CMB or a Subcustodian to exercise reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the market or from the willful misconduct or dishonesty of such Subcustodian in the provision of custodial services. CMB shall not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of CMB. In the event of any loss to us by reason of CMB's failure or any Subcustodian to utilize reasonable care, CMB shall be liable to us for the loss only to the extent as set forth in the Section of the Agreement headed "Custodian Responsibility".

8.        FEES AND EXPENSES.

          We agree to pay CMB for Global Custody Services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with CMB's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. CMB agrees that all fees related to the Global Custody Services shall remain fixed for a period of three years, beginning November 1, 1996.

9.        MISCELLANEOUS.

          (a) Foreign Exchange Transactions. To facilitate the administration of our trading and investment activity, CMB is authorized to enter into spot or forward foreign exchange contracts with us or an Authorized Individual for us and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions including standing instructions, may be issued with respect to such contracts but CMB may establish rules or limitations concerning any foreign exchange facility made available. In all cases where CMB and its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to the Custody Account, the terms and conditions of the then current foreign exchange contract used by CMB or its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, the Agreement shall apply to such transaction.

          (b) Certification of Residency, etc. We certify that we are a resident of the United States and agree to notify CMB of any changes in residency. CMB may rely upon this certification or the certification of such other facts as may be required to administer its obligations under this Rider and the Agreement. We shall indemnify CMB against all losses, liability, damages, claims or demands arising directly or indirectly from any such certifications.

          (c) Access to Records. CMB shall allow our independent public accountant reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to our affairs. Subject to restrictions under applicable law, CMB shall also obtain an undertaking to permit our independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any securities as may be required in connection with the examination of our books and records.



                                             CNA INCOME SHARES, INC.

                                             By:
                                                 -----------------------------
                                                 Richard W. Dubberke
                                                 Vice President and Treasurer


                                             By:
                                                 -----------------------------
                                                 Marilou R. McGirr
                                                 Vice President


Accepted by:

THE CHASE MANHATTAN BANK

By:
    --------------------------------

Title:
       -----------------------------